UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2019

Date of Report (Date of earliest event reported)

M101 CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 20.03, Plaza 138 Jalan Ampang Kuala Lumpur, Malaysia	50450
(Address of principal executive offices)	(Zip Code)

+603.2181.0150

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MOZO	OTC Markets – Pink Sheets

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 19, 2019, M101 Corp. (the “Company”) received notice that the Secretary of State of Nevada accepted the Company’s Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to change the name of the Company to Xenous Holdings, Inc. (the “Name Change”). The Company has requested to change its name and ticker symbol with FINRA, which is currently pending approval. Pursuant to the Name Change and change of symbol, the Company’s CUSIP for its common stock will also be changed to 98411Y 102.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2.1	Amendment to Article of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M101 CORP.

Date: November 20, 2019	By:	/s/ Dr. Mike Tham Soon Hua
Dr. Mike Tham Soon Hua
Chief Executive Officer (Principal Executive Officer)

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